CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    EXHIBIT 10.3

                                    e-NITED

                             business solutions(R)

                               SUPPLIER AGREEMENT

     This Supplier Agreement (this "Agreement") is made by and between e-NITED business solutions, a division of United Stationers Supply Co. an Illinois corporation having a principal place of business at 2200 East Golf Road, Des Plaines, Illinois 60016-1267 ("e-NITED" or "Supplier"), and Buy.com, a Delaware corporation having a principal place of business at 85 Enterprise Drive, Aliso Viejo, California 92656 ("Reseller"), and shall be effective as of this 13th day of June, 2000 ("Effective Date").

     WHEREAS Supplier is the wholesale distributor of certain products, including office supplies, computer consumables, and cleaning supplies;

     WHEREAS Reseller owns and operates one or more Internet web sites having the URL www.buy.com (collectively, the "Web Site") wherein Reseller displays and makes available for sale certain consumer products; and

     WHEREAS Reseller desires to purchase Supplier's products that are listed on Supplier's Electronic Catalog Database (provided under separate cover) to Reseller's Consumers (the "Consumers"), and Supplier wishes to fulfill Consumer orders for the Products by delivering such to the Consumers.

     NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

    1.  Purchase of Products.  The Parties agree that Consumers shall order
        --------------------
Products directly from the Web Site and Reseller shall act as the merchant and collect all payments for the Products from the Consumers. According to the terms and conditions set forth herein, Reseller shall purchase from Supplier the Products ordered by Consumer and Supplier shall be responsible for fulfilling such Consumer orders by delivering the Products to the Consumer in North America (U.S. and Canada). Such distribution and fulfillment shall be performed according to the terms of this Agreement and Reseller's Operations Manual attached hereto as Exhibit B (The "Operations Manual").

    2.  Pricing.  Except as otherwise provided in this Agreement, initial
        -------
pricing terms for each Product will be provided via Price File Download and are subject to change. The Parties agree that Supplier may change prices from time to time, without notice. Pricing updates will become effective when they have been communicated to Reseller. Reseller should download pricing updates daily from the FTP (File Transfer Protocol) site of Supplier. The Parties agree that pricing for the Products is based upon the assumption that Reseller will achieve an annualized purchase volume of [***] from Supplier (the "Target"). In the event that Reseller is


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

not on track to achieve the Target within [***] of the Effective Date, Supplier reserves the right to either (i) renegotiate the pricing terms as set forth in Exhibit A to mutually acceptable terms or (ii) terminate this Agreement in accordance with Paragraph 11 herein. Reseller may refuse to sell, or discontinue, the sale of any Product in its sole discretion, however, such refusal or discontinuance shall not modify the Target unless otherwise agreed upon in writing by both Parties. Reseller is responsible for setting its own prices for the sale of each product to Consumers.

    3.  Reseller Orders.  The Parties agree that an integrated electronic data
        ---------------
interchange system (the "EDI system") will be used as the primary method of order processing pursuant to the Operations Manual. Supplier may add a handling charge of [***] per order to any order which does not comply with electronic order provisions of Exhibit A. In the event of its electronic systems failure, Supplier shall accept and process telephone and fax orders without additional charge.

     Supplier shall assign, via postal zip code, all orders received from Reseller to the nearest United shipping facility. All orders received into Supplier's system by [***] in the time zone of the assigned shipping facility will be shipped from Suppliers facility on the same day, but in the event Supplier's initially assigned facility cannot complete or fulfill the order, Supplier's system will search the next closest facility and ship the Products to the Consumer on the same day the order is received, assuming that the item is available in stock. An order which is improperly transmitted or an order for out of stock merchandising is automatically cancelled. Supplier shall provide backorder support according to the terms of the Operations Manual.

     In the event Supplier believes that it cannot fulfill, either in whole or in part, a Consumer's order for a Product, Supplier shall notify Reseller within 2 hours of receipt of such order from Reseller of Supplier's inability to deliver the ordered Product(s) to the Consumer and such order for an out of stock item will be deemed cancelled. Reseller will be responsible for notifying Consumer.

    4.  Distribution/Delivery.  Supplier shall use its nation-wide express
        ---------------------
delivery system to deliver Products to the Consumer. Reseller agrees that all shipments from Supplier to Consumer may bear Reseller's indicia including, but not limited to, Reseller's trademarks, tradenames, logos and any source identifiers Reseller may adopt from time to time and Reseller hereby grants Supplier limited revocable license to use Reseller's indicia for such shipments. No Supplier indicia will be used.

     5.  Payment/Adjustments.  Reseller shall pay Supplier for Products ordered,
         -------------------
handling charges, and shipping fees in accordance with the terms and conditions of Exhibit A.

     6.  Returns.  All requests for Product returns, repairs, or replacements
         -------
shall be directed to Reseller and shall be subject to Reseller's return policy. All requests for Product returns to Supplier are subject to the terms and conditions in Exhibit A and must include a Return Authorization Number provided by United.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

    7.  Ownership of Information.  Reseller shall own all information concerning
        ------------------------
or relating to a specific Consumer who completes an online order form to Reseller from the Web Site (the "Consumer Information"). Such information and data shall not be provided or disclosed to Supplier except as reasonably necessary to perform its obligations under this Agreement and may be used by Supplier only as reasonably necessary to perform its obligations under this Agreement and for no other purpose.

    8.  Limited Warranty.  Each Party represents and warrants that: (a) it has
        ----------------
all necessary authority to enter into this Agreement and (b) the rights it has granted hereunder do not breach any other agreement to which it is a Party or by which it is bound. Reseller acknowledges that the Products are distributed by Supplier and not manufactured by Supplier, but are manufactured by entities for whom Seller acts as a distributor and/or reseller. Supplier represents that the manufactures and vendors of the products do not prohibit Reseller from allowing the resale of such products via the Internet; that it has the rights and licenses necessary to permit marketing, resell, and distribution of the products; that the Product Information (as set forth in section 9.2 of the Operations Manual) and the Product Database (as set forth in section 9.1 of the Operations Manual) as delivered to Reseller shall not infringe any intellectual property rights or violate any law, statute, ordinance, or regulation; or contain any inaccuracies with regard to the descriptions, prices and availability of the products; and that the products shall be free and clear of any liens or encumbrances. Furthermore, this limited warranty and any liability hereunder shall not exceed the warranty provided by the manufacturer of the Products. ALL WARRANTIES FOR THE PRODUCTS ARE SUBJECT TO AND LIMITED BY AND TO ANY WARRANTIES PROVIDED BY THE MANUFACTURER(S) OF ANY OF THE PRODUCTS. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXCEPT THOSE, IF ANY, SUPPLIED BY THE MANUFACTURER OF THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. This is a limited warranty and supersedes all other warranties. The remedies provided herein are the Reseller's exclusive remedies for breach of this warranty and shall be the sole liability of Supplier for a breach of this warranty. IN NO CASE SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT, OR ANY OTHER LEGAL THEORY, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF SAVINGS OR REVENUES, LOSS OF USE OF ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF ANY SUBSTITUTE EQUIPMENT, FACILITIES OR SERVICES, DOWNTIME, THE CLAIMS OF THIRD PARTIES, INCLUDING CONSUMERS OR SUPPLIERS, AND INJURY TO PROPERTY.

    9.  Indemnity.  Supplier and Reseller shall indemnify and hold harmless the
        ---------
other from any and all liabilities, damages, and expenses of any nature, including reasonable attorneys fees and costs, arising out of or relating to any action instituted by any third party for the other party's breach or alleged breach of representations and warranties, omissions, or misrepresentations regardless of the form of action except where such resulted from the negligence or willful misconduct of the party seeking indemnification. Supplier and Reseller shall indemnify and hold the other party harmless from any and all liabilities, damages and expenses of any nature, including reasonable attorneys fees and costs, for claims alleged against either party based on improper use or misuse of Reseller's or Supplier's trademarks, tradenames, or logos as specified in this Agreement except where such resulted from the negligence or willful misconduct of the party seeking indemnity.

    10.  Confidential Information.  Each party acknowledges and agrees that any
         ------------------------
information relating to the other Party's business, individual customer information, products, or methods of operation, which is not generally known to the public, is confidential and proprietary information of the other Party (the "Confidential Information"). Each Party agrees that it shall not disclose Confidential Information of the other Party except to its agents who need to know such Confidential Information in order to perform its obligations under this Agreement. Each Party agrees that it shall not use Confidential Information of the other Party except to perform its obligations under this Agreement. The foregoing obligations shall not apply to Confidential Information that (a) is or becomes part of the public domain through no fault of the receiving party; (b) is lawfully received from a third party without an obligation of confidentiality; (c) is independently developed by the receiving party without reference to the Confidential Information of the other party; or (d) is required to be disclosed by applicable law. Notwithstanding the foregoing, each party may request and receive approval in writing from the other party to disclose to the public that it has entered into an agreement with the other party (without disclosing pricing and other nonpublic details), and that the Products are being sold on the Web Site.

    11.  Term and Termination.  This Agreement is effective for one (1) year
         --------------------
from the Effective Date (the "Term") unless sooner terminated by either Party with ninety (90) days prior written notice to the other Party. This Agreement shall automatically renew for one (1) additional year, unless ninety (90) days prior to the expiration of any Term, notice of election not to renew is provided in writing by either Party to the other Party.

    12.  Miscellaneous.
         -------------

         a.  Independent Parties.  The relationship between Supplier and
             -------------------
  Reseller is, and at all times shall remain, solely that of independent parties, and shall not be, or construed to be a joint venture, partnership, fiduciary, or other relationship of any nature.

         b.  Notices.  Any notice, report, or statement required or permitted
             -------
  under this Agreement will be considered to be given or transmitted when sent by certified mail, postage prepaid, addressed to the Party for whom it is intended at its address of record; by facsimile, which notice will be effective on computer confirmation of receipt, or by courier or messenger service, which notice will be effective on receipt by recipient as indicated on the courier's receipt. The record addresses of the Parties are as follows:

               e-NITED business solutions
               898 Carol Court
               Carol Stream, IL 60188-9048
               Attention: Mark D'Annunzio

               With a copy to:
               United Stationers Supply Co.
               2200 East Golf Road
               Des Plaines, IL 60016-1267
               Attention: General Counsel

               Reseller:  Buy.com
               88 Enterprise Drive
               Aliso Viejo, CA 92656

               Attention: General Counsel


         c.  Amendment.  This Agreement may be supplemented, amended, or
             ---------
  modified only by the mutual agreement of the Parties. No supplement, amendment, or modification of this Agreement will be binding unless it is in writing and signed by both Parties.

         d.  No Waiver.  No waiver of a breach, failure of any condition, or any
             ---------
  rights or remedy contained in or granted by this Agreement will be effective unless it is in writing and signed by the Party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor will any waiver constitute a continuing waiver unless the writing so specifies.

         e.  Attorney Fees.  In any litigation, arbitration, or other proceeding
             -------------
  by which one Party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing Party will be awarded reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

         f.  Governing Law.  This Agreement, and any dispute arising from the
             -------------
  relationship between the Parties to this Agreement, shall be governed and determined by Illinois State law. The parties agree that where practicable a senior executive of each will meet in person in a good faith attempt to settle any dispute before filing any legal action.

         g.  Severability.  Any provision of this Agreement that in any way
             ------------
  contravenes the law of any state or country in which this Agreement is effective will, in that state or country, to the extent the law is contravened, be considered separable and inapplicable and will not affect any other provision or provisions of this Agreement.

         h.  Assignment.  Neither Party shall have the right to assign any of
             ----------
  its rights or obligations under this Agreement without the prior written consent of the other Party; except that the parties shall have the right to assign its rights and obligations, in whole or in part, to any corporation controlled by, controlling or under common control with the parties or to any third Party which acquires all, or substantially all, of the assets of the parties.

         i.  Integration.  This Agreement, and any and all Exhibits attached
             -----------
  hereto and made a part hereof, constitutes the final, complete, and exclusive statement of the terms of this Agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the Parties. No Party has been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Agreement.

         j.  Interpretation.  This Agreement shall be interpreted in accordance
             --------------
  with its plain meaning and shall not be interpreted against the drafting
  Party.

         k.  Captions.  The captions and headings contained in this Agreement
             --------
  are for convenience only and shall not control the meaning, effect, or construction of the Agreement.

         l.  Independent Counsel.  All Parties to this Agreement have read the
             -------------------
  Agreement and have had the opportunity to consult with independent counsel prior to executing the Agreement.

         m.  Force Majeure.  Neither Party shall be responsible to the other
             -------------
  Party for any failure to comply with the terms of this Agreement due to causes beyond its reasonable control; provided, however, that no such cause shall excuse Reseller from paying amounts due and outstanding to Supplier.

     INTENDING TO BE LEGALLY BOUND, the Parties have executed this Agreement to be effective as of the Effective Date.

Reseller:                               e-NITED business solutions a division of
                                        United Stationers Supply Co.


By:                                     By:
   --------------------------------        --------------------------------

Its:                                    Its:
    -------------------------------         -------------------------------

Date:                                   Date:
     ------------------------------          ------------------------------
                                    e-NITED

                             business solutions(R)

                             e-NITED Terms of Sale


                                   Exhibit A

Credit Applications - In order to establish an account, all qualified resellers must submit a credit application. e-NITED reserves the right to extend or withhold lines of open credit to any reseller as determined by the reseller's experience, record of payment, financial condition, amount of credit needed, etc. Resellers requesting open credit lines must submit current financial statements. e-NITED may also require personal guarantees and/or other security interests to establish and maintain open account terms. Inquiries about credit requirements should be addressed to Credit Department, e-NITED Business Solutions, 898 Carol Court, Carol Stream, IL 60188

Payment Terms - e-NITED payment terms are "cash in bank [***] prox.". Payment of the statement balance must be received in our bank by the [***] of the month subsequent to billing. "Cash in bank" is defined a payment received in e-NITED's lock box on the date specified. For shipments made during the month, e-NITED will supply electronic invoices which express net prices for products purchased. Both parties will their best efforts to resolve any payment disputes in a timely manner.

Past Due Accounts - Open account privileges may be suspended if invoices are not paid within e-NITED's published terms, and subsequent orders may be held until the account balance is reduced to a current status. Unusual cases of adjustment or dispute will be given individual consideration and handled accordingly.

1. Interest will be charged on past due amounts up to the maximum legal rate.
2. Statement balances must be paid in full, with no deductions.
3. Both parties will use best efforts to resolve any payment disputes in a timely manner.

Payment Method - e-NITED will provide customers with an electronic statement each month, on the lst or 2nd workday of the new month. Payment of the statement balance may by bank checks, on a temporary basis, until electronic funds transfer using the "e-NITED Payment Service" or a wire transfer method acceptable to e-NITED's bank is available. Your e-NITED Business Development manager can assist you in arranging your payment method.

Invoicing Method - Unless separate arrangements are made, all customers are required to accept and process EDI invoices from e-NITED. e-NITED will send ANSI X12 Invoice

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

documents by one of 2 methods: 1). They will be sent nightly using e-NITED's proprietary EDI Mailbox System. The reseller can pick them up free of charge.
2). If the reseller uses a traditional Value Added Network (VAN), e-NITED will send the invoices nightly via this method. The reseller is responsible for VAN pickup charges when using this method.

Placing Orders - Electronic communications between e-NITED and its resellers are essential to ensure an efficient and accurate transaction. As such, e-NITED is able to communicate using the most traditional methods such as X12 EDI. In addition, e-NITED is capable of receiving real-time orders via secure Internet transactions. Resellers unable to communicate via a mutually acceptable electronic means will be required to make special arrangements and will be subject to a separate order processing fee of [***] per order. The special order processing fee will go into effect [***] after Reseller's launch date. Supplier will give 10 days notice to Reseller prior to making orders subject to processing fee.

Order Processing & Minimum Orders Size - Orders from resellers will be accepted at any dollar amount; however [***]. The Order Processing and Minimum Order Size requirement will go into effect [***]. Supplier will give 10 days notice to Reseller prior to making orders subject to handling fee.

Pricing -

1. An electronic price file will be published for our customers on a quarterly basis, and the prices remain generally unchanged until the next pricer. However, when necessary, we reserve the right to change pricing on an interim basis reflecting sudden and/or severe manufacturer price increases. Paper based products, computer peripherals and electronic items are examples of products where price adjustments have been made within a quarter. In addition to quarterly updates, resellers are encouraged to download price updates (free of charge) weekly from United Stationers' web site.
2. Net prices are F.O.B. the Regional Distribution Center from which the shipment originates.
3. We will consider quoting prices for large quantities that can be drop-shipped directly from manufacturer. Our customer service department will be able to assist you in this regard.

Not-Listed (N.L.) Special Order Merchandise - We will be happy to obtain merchandise not-listed in our Reseller Price File or stocked in any of our Regional Distribution Centers. Orders for N.L. merchandise are processed manually through e-NITED's Special Order Services Department at [***]. Special Orders have a [***] per manufacturer order. (This requirement does not apply to orders for replacement parts.)

All pricing (except for imprinted items) is quoted as a delivered cost. No additional freight charges will be billed (within the Continental U.S.) However, additional freight charges may be incurred if special shipping arrangements such as overnight delivery are requested. Standard orders will be shipped within 2 to 4 weeks, depending on the manufacturer.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Transportation Methods - e-NITED provides a unique service that automatically routes your orders to the Regional Distribution Center closest to your customer for fulfillment and delivery. In doing so, e-NITED uses the services of many different carriers such as UPS, Fed-X and other common carriers. Every effort will be made to ship your orders via the most expedient, economical and practical means possible, consistent with e-NITED's carrier selection criteria. e-NITED will advise you should non-traditional carriers or transportation services be required to service your customer.

Freight, Programs & Charges - e-NITED makes available certain freight programs, designed to help control and manage the cost of serving your customer while providing superior levels of quality service. Our most effective freight program is Nationwide Express Delivery, or NED. By leveraging this service, orders placed by [***] (local time) will be shipped that same day to arrive at your customer generally within one or two business days. NED service is available within the contiguous 48 states (other services are available to service your customers in outlying geographies). Service is available under one of the following:

1.   Option A.  Shipments will be prepaid and freight charges will be added to
     --------
     the invoice. Freight will be charged back to the reseller for NED shipments based on the published freight rate schedule of the carrier used.

2.   Option B.  Shipments will be prepaid and freight charges will be added to
     --------
     the invoice. Freight will be charged back to the reseller for NED shipments at a flat rate of [***].

[***]

Claims & Adjustments -

1. All shipments under this Agreement shall be F.O.B Supplier's shipping facility. Title and risk of loss shall pass to Reseller upon Supplier's delivery of the Product to the common carrier at the point of shipment. In the event of shipping damage or orders lost in shipment, Supplier will assist in filing a claim.
2. All other claims for shortages or wrong-fills must be presented within 30 days from date of customer receipt. Any requests for proof of delivery must be made within 60 days after invoice date. After 60 days, no proof of delivery will be supplied.
3. It is the responsibility of the reseller to access available POD information online from e-NITED.

Returns -

1. All merchandise is sold to resellers without return privileges. We will not accept the return of any merchandise unless authorized by e-NITED.

     a. Requests for returns must be made electronically, or by phone to your local regional Customer Service department. These requests should be made within 30

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

          days from date of invoice. Merchandise returns will not be accepted without a return authorization number properly affixed to the returned goods shipping container. All authorized returns must be received from the reseller within 30 days from the date of the return authorization.
     b. Return merchandise requests will be authorized at up to full invoice price for up to 30 days from invoice date.
     c. If for any reason the item, carton, or its packing is not in resoluble condition, no credit will be issued.

2. We reserve the right to discontinue sales to any account that engages in excessive returned merchandise transactions.
3. Special-Order merchandise, seasonal merchandise, discontinued merchandise and special promotional items not normally stocked by us cannot be returned except in case of our error or defect.
4. Defective merchandise which is under manufacturer's warranty must be returned directly to the manufacturer or his authorized agent after the 30 day returns period has expired.
5. Returned freight charges, including call tag and pick-up surcharges, is the responsibility of the shipper.
6. Any merchandise returned C.O.D. will be refused and returned to the shipper.
7. All Authorization For Returns are voided 30 days after the authorization was issued. Any merchandise received after 30 days will be returned to the reseller.

Customer Service - At e-NITED, we pride ourselves in the in the quality of service we render our reseller customers. One of the ways we are able to commit to quality customer service is by leveraging technology and automating as many of the typical customer service inquiry responses as possible. These inquiries may include checking stock on an item, checking price on an item, requesting a Return Authorization, etc. To that end, we encourage all of our reseller customers to utilize our Automated Customer Service, but reserve the right to charge [***] per call or inquiry made via voice or fax for a customer service inquiry that could have been handled by the automated system. The [***] fee will go into effect [***] after the Reseller's launch date. Supplier will give 10 days notice to Reseller prior to making inquiries subject to the charge.

If you have any questions regarding our policies please contact our Regional Customer Service Department or your e-NITED Business Development Manager.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.